UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023 (November 10, 2022)

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 25, 2022, we filed a Current Report on Form 8-K disclosing the acquisition of Wheels Labs, Inc., which qualifies as a “significant acquisition” under Rule 3-05 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”). We are filing this Amendment No.1 to such Current Report on Form 8-K (the “Amendment”) to disclose the financial statements required under Regulation S-X.

The information in Item 1.01, Item 2.01 and Item 3.02 is restated herein without any changes.

Item 1.01   Entry Into a Material Definitive Agreement

On November 18, 2022, we acquired all of the issued and outstanding shares of capital stock of Wheels Labs, Inc. (“Wheels”), and Wheels became our wholly-owned subsidiary when another wholly-owned subsidiary (“Merger Sub”) merged with and into Wheels (the “Merger”). In connection with the Merger, we entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with Wheels and Merger Sub and an Escrow Agreement (the “Escrow Agreement”) with Wheels, Merger Sub, an escrow agent and an authorized representative of certain security holders of Wheels (the “Authorized Representative”).

Amended and Restated Agreement and Plan of Merger

The Amended Merger Agreement amended and restated the Agreement and Plan of Merger that we entered into with Wheels and Merger Sub on October 24, 2022. We entered into the Amended Merger Agreement on November 18, 2022 and the Merger was completed immediately thereafter. Pursuant to the Amended Merger Agreement, in exchange for all of the outstanding share capital of Wheels, Merger Sub merged with and into Wheels and became our wholly-owned subsidiary. The following is a summary of the Amended Merger Agreement, and we suggest that you review the entire Agreement, which is attached as an exhibit to this Current Report, if you would like to have a deeper understanding of its terms.

Consideration

In exchange for all of the outstanding share capital of Wheels, we issued to security holders of Wheels approximately 6,751,811 Series A convertible preferred stock equal to six and ninety-nine hundredths (6.99%) of our total issued and outstanding common stock immediately prior to the Closing (as may be adjusted downwards pursuant to the terms and conditions of the Amended Merger Agreement. The Series A convertible preferred stock will automatically convert into shares of the Company’s Class A common stock upon the approval of the majority of the holders of the Company’s common stock to allow for such issuance under Nasdaq Rule 5635 (the “Stockholder Approval”). The Series A Convertible Preferred Stock will convert on a one-for-one basis, provided that if Wheels does not provide certain financial information by December 31, 2022, the holders of the Series A Convertible Preferred Stock will receive 10% less shares of Class A common stock and if such financial information is not received by January 15, 2023, they the number of shares of Class A common stock that they will receive will be reduced by a further 10%.

If the Stockholder Approval has not been received within one-year of the Merger, then the holders of the Series A convertible preferred stock may vote to have the Series A Preferred Stock redeemed by the Company at the market price (as determined by the volume-weighted average price) of the Class A common stock on the date of the Merger. The Series A convertible preferred stock has no voting rights other than as to those matters that affect the Series A convertible preferred stock as a class. Starting March 31, 2023, we are to pay an annual dividend of 7.5% of the market price (as determined by the volume-weighted average price) of the Class A common stock on the date of the Merger payable in quarterly amounts. The Certificate of Designation, Preferences and Rights for the Series A Preferred Stock is attached as an exhibit to this Current Report.

Representations and Warranties

In the Amended Merger Agreement, we made certain representations and warranties (with certain exceptions set forth in the Amended Merger Agreement’s disclosure schedules) relating to, among other things: (a) our and our subsidiaries proper corporate existence and similar corporate matters; (b) our proper corporate authorization in relation to the execution, delivery and enforceability of the Amended Merger Agreement and other transaction documents; (c) the non-contravening effect our performance under the Amended Merger Agreement will have in relation to our operations or compliance with related laws; (d) our capital structure; (e) brokers and finders fees; (f) intellectual property; (g) litigation; (h) our related party transactions; and (i) other customary representations and warranties.

In the Agreement, Wheels makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) the non-contravening effect of Wheels’ performance under the Agreement will have in relation to its operations or compliance with related laws; (d) no government authorization; (e) Wheels’ capital structure; (f) required consents; (h) financial statements; (i) property and title to assets; (j) litigation; (k) contracts; (l) licenses and permits; (m) intellectual property; (n) related party transactions; and (o) other customary representations and warranties.

Escrow Agreement

The shares of Series A Convertible Preferred Stock issued pursuant to the Amended Merger Agreement were issued into escrow pursuant to the Escrow Agreement. Under the terms of the Escrow Agreement, all or a portion of the shares held in escrow may be returned to the Company in the event that certain of the representations and warranties of Wheels, primarily those concerning its indebtedness and legal proceedings, are incorrect. The term of the of the Escrow Agreement is eighteen months as may be extended in the event of ongoing legal proceedings involving Wheels.

Item 2.02   Results of Operations and Financial Condition

Wheels is a last-mile, shared electric mobility platform using vehicles with integrated helmet technology. Wheels generates revenues from a network of shared owned sit-down scooters and from sales of its vehicles. We believe that the acquisition of Wheels complements our existing network of shared vehicles by providing us licenses to operate in markets in which we were not previously present and additional vehicles that we can add to our existing markets. In addition, we believe that the acquisition of Wheels provides us with new revenue opportunities such as vehicle sales and long-term rentals and business-to-business sales and services.

Wheels Vehicle

At the heart of the operations of Wheels is its vehicle. The vehicle is a sit-down scooter with built-in storage for a helmet which is provided with the vehicle. Wheels has exclusive rights to produce the vehicle and manufacturing arrangements that have to date produced approximately 20,000 vehicles.

The Wheels vehicle was designed with sustainability in mind. The overall purpose of the vehicle is to provide last-mile options and as a result reduce trips by vehicles using internal combustion engines. To further reduce greenhouse gasses, the batteries on the vehicles are replaceable so that recharging the vehicle does not involve

Wheels Network

Wheels has its own proprietary app for the rental of its vehicles on its network, although we intend to shortly merge the Wheels App into our mobile app so that all of our transportation as a service offerings are available on one platform. Using the mobile app, Wheels customers can unlock a sit-down scooter, use it for a set period of time and lock it when their journey has concluded.

In 2022, Wheels has offered pay-per-ride offerings on its vehicles in the following municipalities:

•	Austin, TX
•	Culver City, CA
•	Los Angeles, CA
•	Miami, FL
•	Miami Lakes, FL
•	New York City, NY
•	Orlando, FL
•	San Diego, CA
•	Santa Monica, CA
•	Seattle, WA
•	West Hollywood, CA
•	Honolulu, HI
•	Berlin, Germany

Business-to- Business

Wheels offers its mobility services to institutions so that employees, students or others within their campuses are able to use the Wheels mobile app to ride the Wheels vehicles on a pay-per-use basis. We are in discussion with several well-known tech companies to offer the Wheels vehicles on their campuses.

Wheels also offers these services to universities. It creates a custom program for each campus that includes geofencing, slow-zones, no-ride zones and preferred parking. This helps us keep campuses safe and clutter free while providing a unique transportation option to students, faculty and staff. In addition, Wheels has offered its vehicles on the following university campuses so far in 2022:

•	East Carolina University
•	St. John’s University
•	UCLA
•	University of Massachusetts, Boston
•	Western Kentucky University
•	The University of Texas at Austin

We envision expanding the b2b aspect of the Wheels operations.

Sales and Long-Term Rentals

Wheels offers its vehicles to individuals for sale or for long-term rentals. The vehicles can be purchased or can be leased for $89.99 per month. Sales and long-term rentals of the Wheels vehicles comes with a helmet and a charger.

Item 3.02   Unregistered Sales of Equity Securities

In connection with the Merger, we issued approximately 6,751,811 shares of Series A Preferred Stock on November 18, 2022. Such shares of Series A Preferred Stock are convertible into shares of our Class A common stock upon the vote or consent of our shareholders for such conversion.

From November 15, 2022 through November 25, 2022, we issued 20,064,263 shares of Class A common stock upon the conversion of approximately $3.4 million in principal of, and interest on, outstanding convertible debentures.

On November 14, 2022, our majority shareholder and Chief Executive Officer and our Chief Financial Officer converted $44,925 of debt due to him from us into 207,028 shares of our Class A common stock.

On November 22, 2022, our majority shareholder and Chief Executive Officer converted $750,000 of debt due to him by one of our wholly-owned subsidiaries into 4,019,293 shares of Class A common stock.

On November 22, 2022, we issued 1,176,471 shares of Class A common stock in exchange of services provided by a third party.

The above-described issuances have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act.

Item 9.01   Financial Statements and Exhibits

The following exhibits are attached to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amended and Restated Merger Agreement (incorporated by reference to exhibit 10.1 of our current report on Form 8-k filed on November 25, 2022)
10.2	Certificate of Designation (incorporated by reference to exhibit 10.2 of our current report on Form 8-k filed on November 25, 2022)
23.1	Consent of Baker Tilly US, LLP
99.1	Audited financial statements for Wheels Labs, Inc. as of, and for, the year ended December 31, 2021
99.2	Unaudited financial statements for Wheels Labs, Inc. as of, and for, the nine months ended September 30, 2022
99.3	Unaudited pro forma condensed combined financial statements and explanatory notes for Helbiz, Inc. as of September 30, 2022, for the nine months ended September 30, 2022 and for the year ended December 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023

HELBIZ, INC.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer